EXHIBIT 10.1



                               Employment Contract



         This Employment Contract (the "Agreement") is entered into as of May 1, 2001 between Internet Ventures, Inc. ("IVI"), a California corporation, and Nyhl Henson ("Executive"), residing in Manhattan Beach, California.
         IVI is in the business of providing to consumers and businesses and other organizations access to the Internet, being an Internet Service Provider ("ISP").
         The Executive has particular knowledge of operating an ISP and significant business acumen in general, and has served as the Chief Executive Officer ("CEO") of IVI since July, 2000.
         Both IVI and the Executive desire to enter into the Agreement by which the Executive will continue to offer his services as CEO of IVI. Therefore, in consideration of mutual promises and covenants it is agreed as follows:

     1. Term: IVI shall employ the Executive as CEO with all the rights, duties, and responsibilities as allowed by California Law and the Articles and By-laws of IVI for three (3) years beginning May 1, 2001 through April 30, 2004.
     2. Compensation: During the term of his Employment Contract, the Executive will be paid a base salary at an annual rate of $240,000.00 payable in equal installments on the first and the fifteenth of each month during the term hereof. Executive's salary shall commence May 1, 2001. In addition to the base salary, Executive shall receive an initial bonus of 800,000 shares of the common stock of Internet Ventures, Inc. in addition to any stock he may have been awarded or have under option previously.
     3. Incapacity: In the event of his incapacity, Executive will be entitled to compensation for a period of sixty (60) days, or such greater period as the Board of Directors acting jointly in their sole discretion may provide. For purposes of this Agreement incapacity shall mean the inability of the Executive to perform his services for the Company for any reason, including but not limited to, insanity, imprisonment, or serious illness which continues for a period greater than sixty (60) days.
     4. Disability or Death: In the event of Executive's permanent disability, the compensation that would have otherwise been earned, pursuant to paragraph two herein, will continue to be paid for at least six (6) months.
     5. Expenses: IVI shall reimburse Executive for any reasonable expenses incurred in the performance of his duties for IVI.
     6. Place of Performance: It is contemplated that Executive shall perform his principal duties in Los Angeles, California, and throughout the world as required by IVI's normal, reasonable conduct of business.
     7. Non-Disclosure: The Executive recognizes and acknowledges that IVI has business practices and trade secrets, lists of customers and other matters which are special and unique assets of IVI's business. The Executive agrees that he will not, during or for a period of three (3) years after the Term of this Agreement, disclose such information or any part thereof to any person, firm or corporation, association or other entity for any reason or purpose whatsoever, unless so ordered by a court or other competent jurisdiction.
     8. Notices: Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and if sent by registered or certified mail, to his residence in the case of the Executive, and to its principal office in the case of IVI.
     9. Waivers: The waiver by the Employer or the Executive of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.
     10. Binding Effect: The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.
     11. Severable Provisions: The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. In the event that any provision of this Agreement is deemed unenforceable, IVI and Executive agree that a court of competent jurisdiction shall have jurisdiction to reform such provision to the extent necessary to cause it to be enforceable to the maximum extent permitted by law, and they will abide by what said court determines.
     12. Litigation and Recovery of Costs: If any legal action or other proceeding is brought by any party, for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any provisions of this Agreement, such action shall be commenced in Los Angeles County, and the parties agree that such courts shall have exclusive jurisdiction thereof; provided, however, if any such court shall decline to afford injunctive relief to IVI on account of the breach or threatened breach of this Agreement by the Executive, IVI shall be entitled to seek such relief from any other court of competent jurisdiction. The prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in such action or proceeding in addition to any other relief to which it may be entitled.
     13. Construction: This agreement shall be interpreted under the laws of the State of California. 14. Entire Agreement: This instrument contains the entire Agreement of the parties and may not be altered, modified, amended except in writing and executed by both parties, and is delivered pursuant to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written.

     Employer                               Internet Ventures, Inc.
                                            A California corporation

                                       By:  /s/ Charles Roodenburg
                                            ------------------------
                                            Member of the Board of Directors




     Executive                               Nyhl Henson

                                             /s/ Nyhl Henson
                                             ------------------------
                                             Nyhl Henson